Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement Form S-1 of Cinco Resources, Inc. and in related Prospectus (collectively, the “Registration Statement”) of all references to our firm.  We hereby further consent to the use of our estimates of reserves and future revenue of Cinco Resources, Inc. as of May 31, 2011, December 31, 2010, and December 31, 2009.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

January 12, 2012